EXHIBIT 99.1

William A. Paulette Elected to Board of Hampton Roads Bankshares

NORFOLK, Va., April 17, 2009 (GLOBE NEWSWIRE) -- Hampton Roads Bankshares, Inc. (Nasdaq:HMPR), the financial holding company for Bank of Hampton Roads, Shore Bank and Gateway Bank & Trust, announced today that William A. Paulette was elected to Hampton Roads Bankshares' Board of Directors. He also serves on the Board of Directors of Gateway Bank & Trust and will serve as Chairman of the Bank's Richmond Market Board as well as assist with its formation.

Bill Paulette is founder and President of KBS, Inc. in Richmond, Virginia. KBS is among the largest general contractors in the Commonwealth of Virginia and performs construction work along the eastern seaboard. Paulette founded the company in 1975. In addition to KBS, he has been involved with the formation of other companies in the construction business, including: Hermitage Steel in Ashland, VA, Mid-Eastern Builders in Chesapeake, VA, and Systems East in Hampton, VA.

Paulette is a 1969 graduate of Virginia Military Institute. He currently serves as Vice President of VMI's Board of Visitors and is a former member of the VMI Keydet Club. In 2007, the school's Paulette Hall was dedicated in honor of Mr. Paulette whose generosity made the facility possible. Constructed by KBS, Paulette Hall houses the locker room facilities for the baseball, men's soccer, women's soccer and lacrosse teams, as well as a storage room, and an auxiliary training room.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company's primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987; Shore Bank, which opened in 1961; and Gateway Bank & Trust Co., which opened in 1998. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates eighteen banking offices in the Hampton Roads region of southeastern Virginia. Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and twenty-two ATMs. Gateway Bank & Trust Co. serves Virginia and North Carolina through thirty-six banking offices. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance and investment products. Shares of the Company's common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Certain statements in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and other reports filed and furnished to the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

CONTACT:  Hampton Roads Bankshares
          Tiffany K. Glenn, Executive Vice President,
           Investor Relations Officer
          (757) 217-1000